FOR IMMEDIATE RELEASE

ESSEX RENTAL CORP. REPORTS SECOND QUARTER 2012 RESULTS

EBITDA before non-cash compensation and non-recurring expenses for the quarter increased by

138.9% and 65.3% compared to the quarters ended June 30, 2011 and March 31, 2012, respectively.

BUFFALO GROVE, IL – August 7, 2012 – Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its unaudited consolidated results for the three months ended June 30, 2012.

Second Quarter 2012 Highlights

•	Total revenue was $27.2 million for the three months ended June 30, 2012, a 21.7% increase from $22.3 million for the three months ended June 30, 2011;
•	EBITDA before non-cash compensation and non-recurring expenses for the three months ended June 30, 2012 increased to $4.3 million as compared to $1.8 million and $2.6 million for the three month periods ended June 30, 2011 and March 31, 2012, respectively;
•	Average monthly crawler crane rental rates increased by $808 or 5.0% to $17,041 on a sequential quarterly basis, compared to $16,233 for the three month period ended March 31, 2012. On a year over year basis, average monthly crawler crane rental rate increased $1,694 or 11.0% from $15,347 for the three months ended June 30, 2011. Average monthly crawler crane rental rates are at their highest level since the first quarter of 2010;
•	Excluding the impact of the levee project that was active in 2011, utilization of crawler cranes increased to 39.4% in the second quarter of 2012, compared to 34.8% for the comparable quarter in 2011;
•	Utilization of rough terrain cranes increased to 67.6% in the second quarter of 2012, compared to 54.8% for the first quarter of 2012;
•	Utilization of heavy tower cranes and elevator lifts increased to 55.1% in the second quarter of 2012, compared to 47.9% for the first quarter of 2012;
•	New, used and rental equipment sales totaled $8.6 million for the three month period ended June 30, 2012, a 61.4% increase from $5.3 million for the three month period ended June 30, 2011; and
•	Total debt decreased by $7.9 million over the six months ended June 30, 2012, due in part to the disposition of excess rental equipment at an average of 108.2% of Orderly Liquidation Value (“OLV”).

CEO Comments

Ron Schad, President and CEO of Essex stated, “We are satisfied with the results achieved during the second quarter of 2012 and believe that the results represent a validation of our decision to broaden our equipment portfolio to include rough terrain cranes, boom trucks and tower cranes as well as add predictable business lines such as third party aftermarket parts and service sales. Much of the increase in earnings on both a sequential quarter and year over year basis is as a result of operating improvements that have been implemented over the last six months. Utilization in equipment categories that represent the majority of our OLV continues to improve gradually, albeit off a low base. Specifically, in the second quarter of 2012 we experienced sequential quarterly increases in utilization for crawler cranes, rough terrain cranes and large tower cranes, which are our three largest equipment types as measured by original equipment cost. Rental rates are trending higher across many of our primary equipment categories. We were pleased with the level of rental fleet asset sales, particularly of non-core assets including aerial work platforms and forklifts that were acquired as part of the Coast acquisition. Proceeds from these sales were used to reduce debt.”

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Second Quarter 2012 Overview

Equipment rentals segment revenues were $21.6 million for the three months ended June 30, 2012 versus $14.6 million for the three months ended June 30, 2011. Equipment rentals segment revenues include rental, transportation, used rental equipment sales and repairs and maintenance of rental equipment. The 48.0% year-over-year increase in equipment rentals segment revenues is due to an increase in days on rent for our crawler crane, tower crane, and rough terrain equipment and an increase in used rental equipment sales of $5.6 million.

Equipment distribution revenue, which includes the retail distribution of new and used equipment, but excludes the proceeds received from the sale of used rental equipment, was $1.3 million for the three months ended June 30, 2012 compared to $3.6 million for the three months ended June 30, 2011. The decline in equipment distribution revenue is due to the lower sales volume and smaller size of transactions consummated in the current period.

Parts and service revenue increased 3.7% to $4.3 million for the three months ended June 30, 2012 as compared to $4.1 million for the three months ended June 30, 2011. Several operating initiatives have been implemented in this segment over the past six months aimed at increasing volume and we continue to achieve improved profitability as compared to historical performance.

Gross profit increased 86.2% to $5.3 million for the three months ended June 30, 2012 from $2.9 million for the three months ended June 30, 2011. Gross profit margin increased by approximately 6.8% to 19.6% for the three months ended June 30, 2012 from 12.8% for the three months ended June 30, 2011, fueled by higher margin percentages in the rental and parts and service segments.

EBITDA before non-cash compensation and non-recurring expenses increased by 138.9% to $4.3 million for the three months ended June 30, 2012 compared to $1.8 million for the three months ended June 30, 2011. EBITDA before non-cash compensation and non-recurring expenses for the three months ended June 30, 2012 increased by 65.3% as compared to $2.6 million for the three months ended March 31, 2012.

Outlook for 2012

Mr. Schad continued, “Demand for our equipment continues to improve, particularly for infrastructure and maintenance related energy projects. The expected duration of new crawler crane orders year to date through July has increased 15.5% compared to the prior year’s orders. The increased average crawler crane lease duration is providing greater visibility, and if this trend continues, is likely to have a positive impact on utilization for the remainder of 2012 and 2013. Utilization trends have remained strong thus far in the third quarter and as a result, we believe an opportunity exists over the next 6 months to continue to increase rental rates on a selective basis on certain asset classes where utilization exceeds 60.0%. Management expects that the impact of operating initiatives that have been implemented thus far in 2012 will become more pronounced over the next 12 months, which when combined with improving utilization and rental rates are expected to result in continued earnings growth.

We continue to identify opportunities to sell rental fleet assets and use the proceeds to reduce outstanding debt. The rental assets being actively marketed for sale are non-core assets such as aerial work platforms and forklifts, where we lack a competitive advantage and do not leverage our crane expertise, and crawler cranes that were underutilized during historic peak demand periods. During the first six months of 2012, we have sold $12.7 million of non-core and excess rental fleet assets at approximately 108.2% of OLV.”

Mr. Schad concluded, “Liquidity has increased by $5.1 million to $49.2 million on a sequential quarterly basis, which includes $8.9 million in cash. Due to our improved operating results and the sale of non-core and excess rental fleet assets, we have reduced our consolidated revolving debt balance by $7.9 million or 3.4% since the end of 2011 and we intend to continue to focus on debt reduction for the remainder of the year.”

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Conference Call

Essex’s management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Wednesday, August 8, 2012. Interested parties may participate in the call by dialing (877) 407-8291 (Domestic) and (201) 689-8345 (International). Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

About Essex Rental Corp.

Essex, through its subsidiaries, Essex Crane Rental Corp. and Coast Crane Company, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexcrane.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. While management believes that the presentation of EBITDA serves to enhance understanding of Essex's operating performance, EBITDA should be considered in addition to, but not as substitutes for, or more meaningful than, income from operations, the most directly comparable GAAP measures, as an indicator of Essex's operating performance. EBITDA has been presented as a supplemental disclosure because EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of EBITDA to income from operations is included in the financial tables accompanying this release.

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CONTACT:

Essex Rental Corp.

Martin Kroll

Chief Financial Officer

(847) 215-6502 / mkroll@essexcrane.com

OR

Kory Glen

Director of Finance

(847) 215-6522 / kglen@essexcrane.com

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Essex Rental Corp. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

REVENUES
Equipment rentals	$11,133,146	$10,185,995	$21,417,468	$20,552,848
Retail equipment sales	1,277,506	3,591,291	2,193,952	7,289,655
Used rental equipment sales	7,341,332	1,747,249	12,670,194	2,190,775
Retail parts sales	2,089,391	2,546,880	4,421,633	5,463,189
Transportation	2,130,566	1,386,307	3,474,629	2,760,903
Equipment repairs and maintenance	3,218,898	2,886,783	6,751,148	5,574,305

TOTAL REVENUES	27,190,839	22,344,505	50,929,024	43,831,675

COST OF REVENUES
Salaries, payroll taxes and benefits	2,822,915	2,495,507	5,706,051	4,833,527
Depreciation	5,139,624	5,219,272	10,385,811	10,378,212
Retail equipment sales	1,107,288	2,997,447	1,827,103	6,124,393
Used rental equipment sales	6,132,181	1,493,494	10,836,080	1,891,338
Retail parts sales	1,600,625	2,098,142	3,486,651	4,367,340
Transportation	1,897,681	1,360,799	3,034,654	2,653,569
Equipment repairs and maintenance	2,395,681	3,256,673	5,365,673	6,264,620
Yard operating expenses	768,261	562,886	1,556,319	1,109,855

TOTAL COST OF REVENUES	21,864,256	19,484,220	42,198,342	37,622,854

GROSS PROFIT	5,326,583	2,860,285	8,730,682	6,208,821

Selling, general and administrative expenses	6,544,866	7,161,105	13,532,821	14,539,195
Other depreciation and amortization	310,051	312,407	636,455	641,930

LOSS FROM OPERATIONS	(1,528,334)	(4,613,227)	(5,438,594)	(8,972,304)

OTHER INCOME (EXPENSES)
Other income	17,986	110,355	2,426	274,723
Interest expense	(2,874,300)	(2,856,904)	(5,782,982)	(5,721,230)
Foreign currency exchange gains (losses)	(90,619)	(7,139)	(55,080)	70
TOTAL OTHER INCOME (EXPENSES)	(2,946,933)	(2,753,688)	(5,835,636)	(5,446,437)

LOSS BEFORE INCOME TAXES	(4,475,267)	(7,366,915)	(11,274,230)	(14,418,741)

BENEFIT FOR INCOME TAXES	(1,583,270)	(2,840,883)	(3,685,891)	(5,230,457)

NET LOSS	$(2,891,997)	$(4,526,032)	$(7,588,339)	$(9,188,284)

Weighted average shares outstanding:
Basic	24,543,308	24,428,092	24,534,205	23,210,137
Diluted	24,543,308	24,428,092	24,534,205	23,210,137

Loss per share:
Basic	$(0.12)	$(0.19)	$(0.31)	$(0.40)
Diluted	$(0.12)	$(0.19)	$(0.31)	$(0.40)

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Essex Rental Corp. & Subsidiaries

Segment Revenues and Gross Profit

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Segment revenues
Equipment rentals	$21,612,254	$14,606,977	$39,728,756	$27,854,403
Equipment distribution	1,277,506	3,591,291	2,193,952	7,289,655
Parts and service	4,301,079	4,146,237	9,006,316	8,687,617

Total revenues	$27,190,839	$22,344,505	$50,929,024	$43,831,675

Segment gross profit
Equipment rentals	$3,993,885	$1,693,438	$6,004,535	$3,541,236
Equipment distribution	18,719	378,331	64,867	787,583
Parts and service	1,313,979	788,516	2,661,280	1,880,002

Total gross profit	$5,326,583	$2,860,285	$8,730,682	$6,208,821

Essex Rental Corp & Subsidiaries

Reconciliation of Loss from Operations

to Total EBITDA

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Loss from Operations	$(1,528,334)	$(4,613,227)	$(5,438,594)	$(8,972,304)
Add: Depreciation	5,139,624	5,219,272	10,385,811	10,378,212
Add: Other depreciation and amortization	310,051	312,407	636,455	641,930
Total EBITDA (1)	3,921,341	918,452	5,583,672	2,047,838

(1) Includes non-cash stock compensation and non-recurring expenses of $0.4 million and $0.9 million for the three months ended June 30, 2012 and 2011, respectively and $1.3 million and $1.9 million for the six months ended June 30, 2012 and 2011, respectively.

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Essex Rental Corp. and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,918,878	$9,030,383
Accounts receivable, net of allowances	16,076,485	14,311,343
Other receivables	2,350,269	2,712,353
Deferred tax assets	2,091,193	3,478,114
Inventory
Retail equipment inventory	1,009,484	2,212,530
Retail spare parts, net	1,037,779	1,506,680
Prepaid expenses and other assets	1,807,046	1,944,068
TOTAL CURRENT ASSETS	33,291,134	35,195,471

Rental equipment, net	312,465,946	328,955,023
Property and equipment, net	7,143,107	7,876,432
Spare parts inventory, net	3,208,145	3,380,090
Identifiable finite lived intangibles, net	1,570,714	1,893,920
Goodwill	1,796,126	1,796,126
Loan acquisition costs, net	1,568,355	1,803,167

TOTAL ASSETS	$361,043,527	$380,900,229

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$4,535,508	$4,893,500
Accrued employee compensation and benefits	1,810,990	1,750,956
Accrued taxes	3,300,800	3,592,912
Accrued interest	904,258	833,642
Accrued other expenses	991,966	830,295
Unearned rental revenue	1,450,746	1,106,781
Customer deposits	574,612	142,581
Short-term debt obligations	673,403	673,403
Interest rate swaps	1,028,525	2,470,779
Current portion of capital lease obligation	6,812	7,199
TOTAL CURRENT LIABILITIES	15,277,620	16,302,048

LONG-TERM LIABILITIES
Revolving credit facilities	214,523,808	222,088,941
Promissory notes	5,082,805	5,034,741
Other long-term debt obligations	1,515,157	1,851,859
Deferred tax liabilities	46,735,257	51,650,482
Capital lease obligation	-	3,150
TOTAL LONG-TERM LIABILITIES	267,857,027	280,629,173

TOTAL LIABILITIES	283,134,647	296,931,221

Commitments and Contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	-	-
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 24,555,818 shares at June 30, 2012 and 24,428,092 shares at December 31, 2011	2,456	2,443
Paid in capital	123,695,266	122,815,398
Accumulated deficit	(45,166,322)	(37,577,983)
Accumulated other comprehensive loss, net of tax	(622,520)	(1,270,850)
TOTAL STOCKHOLDERS' EQUITY	77,908,880	83,969,008

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$361,043,527	$380,900,229

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